UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2010

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 Carnegie Avenue, Bldg B, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-250-8888

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, SCM Microsystems, Inc., ("SCM" or "the Company") entered into an employment agreement with Joseph Tassone, Executive Vice President for Technology and Product Management of the Company (the "Employment Agreement"). This Employment Agreement supersedes and replaces the consulting agreement previously in place between Mr. Tassone and Bluehill ID AG, a Swiss technology and investment company that SCM acquired in January 2010.

Under the terms of the Employment Agreement, the Company shall be entitled to terminate this Agreement at any time without cause by giving six (6) months prior written notice of the termination (the "Notice Period"). In the event of such termination by the Company without cause, the Company shall be required to continue to pay Mr. Tassone’s monthly fixed salary and the bonus payments pro rata until the end of the notice period. Additionally, following any termination, Mr. Tassone is subject to a three-year non-solicitation provision.

Mr. Tassone shall be part of the core management team and work closely with the Chairman, CEO and CFO / COO of the Company.

Mr. Tassone’s annual base salary will be $168,000 and he will be eligible to receive regular and peak bonuses on an annual basis, based on corporate earnings performance. The regular bonus will be paid out based on the achievement of corporate growth in earnings before income taxes ("EBIT") stemming from both organic and acquisitive growth, and will consist of 50% cash and 50% in shares of the Company with a 36-month lock up or deferral. The exact amount of the regular bonus and the criteria for achieving the bonus shall be subject to change and shall be determined by the CEO and Chairman and Compensation Committee of the Board of Directors of the Company. The peak bonus shall be paid out for over-achievement of corporate EBIT growth and growth in the share price of the Company’s common stock and will consist of a number of stock options that are equivalent to the amount of Mr. Tassone’s salary and bonus in US dollars. Peak bonus options will vest after 12 months and be exercisable for 36 months from the grant of date. The exact amount of the peak bonus and the criteria for achieving the peak bonus shall be subject to change and also to applicable stock exchange requirements and shall be determined by the CEO and Chairman and Compensation Committee of the Board of Directors of the Company.

Further, Mr. Tassone shall be entitled to participate in the various stock option plans of the Company on such terms as may be determined by the Chairman of the Board or the Board of Directors of the Company. The Company shall provide Mr. Tassone with its standard heath insurance and other customary benefits for U.S. employees, which are subject to change from time to time at the discretion of the Company. Mr. Tassone shall be entitled to four (4) weeks of paid vacation per annum in addition to all the local holidays in Boston, Massachusetts. Additionally, as Mr. Tassone will be based at the SCM’s headquarters in Ismaning, Germany, the Company will cover all reasonable travel and communication costs between Ismaning and Mr. Tassone’s home in Boston.

Item 9.01 Financial Statements and Exhibits.

A copy of the Employment Agreement between Joseph Tassone and SCM Microsystems, Inc. dated February 22, 2010 is attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

February 25, 2010	By:	/s/ Melvin Denton-Thompson

Name: Melvin Denton-Thompson
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated February 22, 2010, by and between SCM Microsystems, Inc. and Joseph Tassone